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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 7, 1997


                      INTERNATIONAL ALLIANCE SERVICES, INC.
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             (Exact name of registrant as specified in its charter)



               DELAWARE                    0-25890             22-2769024
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    (State or other jurisdiction         (Commission        (I.R.S. Employer
          of incorporation)              File Number)      Identification No.)


      10055 Sweet Valley Drive
          Valley View, Ohio                                     44125
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(Address of principal executive offices)                      (Zip Code)




        Registrant's telephone number, including area code (216) 447-9000
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Item 5. Other Events
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         On January 7, 1997, International Alliance Services, Inc. (the
"Company") completed the previously announced purchase of the assets and business of Midwest Indemnity Corporation ("Midwest") of Skokie, Illinois. Midwest markets environmental and surety bond products throughout the United States through a system of approximately seventy-five (75) independent agents and subagents. The acquisition is designed to expand the geographic reach and breadth of the Company's environmental and surety business from a regional to a national program.

         In conjunction with the acquisition of Midwest, several of the Company's subsidiaries entered into a new strategic partnership with Gulf Insurance Company of New York ("Gulf") (a Travelers/Aetna company). Under the terms of the partnership, the Company's subsidiary, Commercial Surety Agency, Inc. d/b/a Century Surety Underwriters, has been designated as the exclusive national underwriter for Gulf's contract surety business; reinsurance arrangements have been entered into by certain insurance company subsidiaries; and claims will be managed by another Company subsidiary.

         The purchase price of Midwest consisted of 407,246 shares of IASI Common Stock, $3,250,000 cash, and an aggregate of $1,750,000 in non-interest bearing notes due creditors of Midwest and payable in installments through December 31, 1998. In the aggregate, the Midwest purchase price has an approximate value of $9.9 million.

         Pursuant to the requirements of Rule 3-05 of Regulation S-X, no financial statements of Midwest are required to be included in this Form 8-K, nor are pro-forma statements required under Rule 11-01.

         In the final months of 1996, the Company acquired (i) the stock of SMR & Co., a Cleveland-based consulting services company with approximately 875 corporate clients in Ohio and other states and (ii) the stock of Environmental and Commercial Insurance Agency ("ECI"), an insurance agency selling property and casualty insurance and surety bonds to environmental remediation contractors and other companies specializing in environmental businesses. SMR & Co. offers a range of administrative services including tax planning, tax return preparation and compliance, computer consulting, employee benefits, program design and administrative and human resource management. The Company intends to focus SMR & Co. business on the growing trend by many small and mid-size employers to outsource their administrative and employee support operations. The SMR acquisition price included 600,000 shares of IASI Common Stock and three-year warrants to purchase an additional 900,000 shares at $10.375 per share. Greg Skoda, the President and CEO of SMR, was

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previously named the Company's Chief Financial Officer. The November, 1996
acquisition of ECI had a purchase price of $1,000,000, plus 192,500 shares of IASI Common Stock. Neither the SMR or ECI acquisition is of the magnitude as to require inclusion of their financial statements or of the preparation of pro forma statements.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERNATIONAL ALLIANCE SERVICES, INC.


Date: January 15, 1997                 /s/       Edward F. Feighan
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                                                Edward F. Feighan
                                                Chief Executive Officer




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